UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

Neutral Tandem, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, the board of directors and stockholders of Inteliquent, Inc. (f/k/a Neutral Tandem, Inc.) (the “Company”) have approved an amendment to the Company’s amended and restated certificate of incorporation to change the name of the Company from “Neutral Tandem, Inc.” to “Inteliquent, Inc.” The Company filed a certificate of amendment of the amended and restated certificate of incorporation, as approved by the Company’s stockholders, with the Delaware Secretary of State effective July 1, 2013. A copy of the certificate of amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. A copy of the amended and restated by-laws of the Company, restated solely to reflect the change in the Company’s name effective July 1, 2013, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

The Company’s common stock will continue to trade on The NASDAQ Global Market under its existing symbol “IQNT.” The new CUSIP number for the Company’s common stock is 45825N107.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: July 1, 2013	/s/ Richard L. Monto
Name: Richard L. Monto
Title: General Counsel, Senior Vice President and Corporate Secretary